Exhibit 99.2

SL Green Realty Corp.

First Quarter

Supplemental Data

March 31, 2009

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended March 31, 2009 that will be released on Form 10-Q to be filed on or before May 10, 2009.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-28

Structured Finance	29-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-44
Supplemental Definitions	45
Corporate Information	46

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2008, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy (NYSE: GKK), since 2004. As of March 31, 2009, SL Green owned approximately 12.48% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2009 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, totaled $88.1 million, or $1.48 per share (diluted) for the first quarter ended March 31, 2009, a 8.8% per share increase over the same quarter in 2008 when FFO totaled $83.1 million, or $1.36 per share (diluted).

Net income available to common stockholders totaled $32.8 million, or $0.57 per share (diluted) for the first quarter ended March 31, 2009, compared to $121.1 million, or $2.06 per share (diluted) for the respective period in 2008.  The results for the three months ended March 31, 2009 include gains on sale of $0.27 per share (diluted) compared to gains on sale of $1.80 per share (diluted) for the same period in 2008.

Funds available for distribution, or FAD, for the first quarter of 2009 was $0.92 per share (diluted) compared to $1.00 per share (diluted) in the prior year, an 8.0% decrease.

The Company’s dividend payout ratio for the first quarter of 2009 was 25.34% of FFO and 40.66% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $263.4 million in the first quarter compared to $253.4 million in the prior year.  The $10.0 million increase in revenue resulted primarily from the following items:

•                  $9.8 million increase from same-store properties,

•                  $2.3 million decrease in preferred equity and investment income,

•                  $5.8 million increase in other income, and

•                  $3.3 million decrease from properties that were deconsolidated and other non-same-store properties.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $143.8 million compared to $154.0 million in the prior year.  The following items drove the $10.2 million decrease in EBITDA:

•                  $2.1 million increase from same-store properties,

•                  $4.8 million decrease from properties that were deconsolidated and other non same-store-properties,

•                  $2.3 million decrease in preferred equity and investment income primarily due to structured finance sales subsequent to March 31, 2008 as well as certain loans being placed on non-accrual status.  The weighted-average structured finance investment balance for the quarter decreased to $689.0 million from $766.6 million in the prior year first quarter.  The weighted-average yield for the quarter was 8.5% compared to 10.15% in the prior year,

•                  $6.3 million decrease from reductions in contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($3.2 million), 1250 Broadway ($1.4 million), 717 Fifth Avenue ($0.8 million)

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2009 UNAUDITED

and Gramercy ($8.6 million).  This was partially offset by increased contributions primarily from 1515 Broadway ($3.2 million), 100 Park Avenue ($0.6 million), Mack-Green ($0.8 million) and 16 Court Street ($0.7 million),

•                  $62.0 million decrease from loan loss reserves and other write-offs,

•                  $6.5 million increase from lower MG&A expense, and

•                  $56.6 million increase in non-real estate revenues, net of expenses inclusive of net gains on early extinguishment of debt ($47.7 million).

SAME-STORE RESULTS

Consolidated Properties

Same-store first quarter 2009 GAAP NOI increased $2.3 million (1.9%) to $127.6 million compared to the prior year.  Operating margins before ground rent decreased from 61.57% to 60.03%.

The $2.3 million increase in GAAP NOI was primarily due to:

•                  $6.3 million (3.4%) increase in rental revenue primarily due to increased rental rates,

•                  $3.5 million (11.9%) increase in escalation and reimbursement revenue,

•                  $1.3 million (73.9%) decrease in investment and other income primarily due to lower lease buy-out income,

•                  $1.8 million (3.0%) increase in operating expenses, primarily driven by increases in payroll, insurance and utility costs, but was offset by reductions in repairs and maintenance, and

•                  $4.4 million (13.6%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties first quarter 2009 GAAP NOI increased $2.0 million (4.1%) to $50.9 million compared to the prior year.  Operating margins before ground rent decreased slightly from 68.23% to 67.71%.

The $2.0 million increase in GAAP NOI was primarily due to:

•                  $3.1 million (5.0%) increase in rental revenue primarily due to improved leasing,

•                  $0.3 million (3.1%) increase in escalation and reimbursement revenues, and

•                  $1.3 million (14.9%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $589.3 million at March 31, 2009, a decrease of approximately $90.5 million from the balance at December 31, 2008.  This excludes approximately $102.1 million of structured finance investments which were classified as held for sale at March 31, 2009.  During the first quarter of 2009, the Company recorded $62.0 million in loan loss reserves against its structured finance investments.  The structured

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2009 UNAUDITED

finance investments currently have a weighted average maturity of 5.1 years and a weighted average yield for the quarter ended March 31, 2009 of 8.5%, inclusive of loans totaling $84.5 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at December 31, 2008 was 775,051 useable square feet net of holdover tenants.  During the quarter, 243,562 additional useable office, retail and storage square feet became available at an average escalated cash rent of $58.20 per rentable square foot.  Space available to lease during the quarter totaled 1,018,613 useable square feet, or 4.4% of the total Manhattan portfolio.

During the first quarter, 32 Manhattan office leases, including early renewals, were signed totaling 296,840 rentable square feet.  New cash rents averaged $52.71 per rentable square foot.  Replacement rents were 23.9% higher than rents on previously occupied space, which had fully escalated cash rents averaging $42.53 per rentable square foot.  The average lease term was 4.2 years and average tenant concessions were 2.9 months of free rent with a tenant improvement allowance of $18.60 per rentable square foot.

Suburban vacancy at December 31, 2008 was 702,646 usable square feet net of holdover tenants.  During the quarter, 59,753  additional useable office and storage square feet became available at an average escalated cash rent of $23.35 per rentable square foot.  Space available to lease during the quarter totaled 762,399 useable square feet, or 11% of the total Suburban portfolio.

During the first quarter, 29 Suburban office leases, including early renewals, were signed totaling 123,110 rentable square feet.  New cash rents averaged $30.89 per rentable square foot.  Replacement rents were 1.5% lower than rents on previously occupied space, which had fully escalated cash rents averaging $31.36 per rentable square foot.  The average lease term was 4.9 years and average tenant concessions were 2.3 months of free rent with a tenant improvement allowance of $19.82 per rentable square foot.

The Company also signed a total of 7 retail and storage leases, including early renewals, for 26,364 rentable square feet.  The average lease term was 4.9 years and average tenant concessions were 2.0 months of free rent with no tenant improvement allowance.

REAL ESTATE ACTIVITY

The Company and Gramercy Capital Corp. sold 100.0% of their partnership interests in 55 Corporate Drive, NJ for $230.0 million, including the assumption by the buyer of the $190.0 million in-place mortgage indebtedness.  The Company recognized a gain of approximately $6.6 million in connection with the sale of the Company’s 50% interest in the joint venture.

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2009 UNAUDITED

Investment in Gramercy Capital Corp.

At March 31, 2009, the book value of the Company’s investment in Gramercy Capital Corp. was zero.  Fees earned from various management arrangements between the Company and Gramercy totaled approximately $5.7 million for the quarter ended March 31, 2009 compared to $9.7 million for the quarter ended March 31, 2008.  During the quarter, the Company waived its right to receive CDO collateral management fees from Gramercy.  The Company did not recognize any FFO contribution from its investment in Gramercy for the quarter ended March 31, 2009 compared to an FFO contribution of $5.3 million for the same quarter in the prior year.  The Company’s share of net income from its investment in Gramercy has been estimated at a loss of $3.5 million for the quarter ended March 31, 2009, compared to income of $5.1 million for the same quarter in the prior year.

Gramercy Capital Corp. and SL Green Realty Corp. completed the internalization of Gramercy’s management.  The internalization was completed through the direct acquisition by Gramercy of its external manager, GKK Manager LLC, which was previously a wholly owned subsidiary of SL Green.

The Company’s marketing, general and administrative, or MG&A, expenses no longer includes the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which managed and advised Gramercy.  For the quarter ended March 31, 2009, the Company incurred approximately $5.2 million of costs associated with Gramercy compared to $3.5 million for the same quarter in the prior year.  These expenses are now included in discontinued operations.

FINANCING/ CAPITAL ACTIVITY

The Company repurchased approximately $224.9 million of its bonds in 2009, including approximately $213.3 million of exchangeable bonds, realizing gains on early extinguishment of debt aggregating approximately $57.5 million.  Approximately $60.9 million face amount of these repurchases occurred during April 2009 and, accordingly, approximately $9.8 million of these gains will be recognized during the second quarter of 2009.

Dividends

In March 2009, the Company declared a dividend of $0.375 per common share for the first quarter of 2009.  The dividend was payable April 15, 2009 to stockholders of record on the close of business on March 31, 2009.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.50 per common share.

In March 2009, the Company also approved a dividend on its Series C preferred stock for the period January 15, 2009 through and including April 14, 2009, of $0.4766 per share, payable April 15, 2009 to stockholders of record on the close of business on March 31, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2009 UNAUDITED

annualized dividend of $1.90625 per share of Series C preferred stock.

In March 2009, the Company also approved a dividend on its Series D preferred stock for the period January 15, 2009 through and including April 14, 2009, of $0.4922 per share, payable April 15, 2009 to stockholders of record on the close of business on March 31, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.96875 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
March 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Earnings Per Share
Net income available to common stockholders - diluted	$0.57	$1.34	$0.49	$2.29	$2.06
Funds from operations available to common stockholders - diluted	$1.48	$1.03	$1.37	$1.92	$1.36
Funds available for distribution to common stockholders - diluted	$0.92	$0.78	$0.92	$1.55	$1.00

Common Share Price & Dividends
At the end of the period	$10.80	$25.90	$64.80	$82.72	$81.47
High during period	$25.83	$62.74	$92.23	$100.74	$98.77
Low during period	$8.69	$11.36	$63.65	$82.55	$76.78
Common dividends per share	$0.375	$0.375	$0.7875	$0.7875	$0.7875
FFO Payout Ratio	25.34%	36.24%	57.55%	41.03%	57.98%
FAD Payout Ratio	40.66%	47.92%	85.46%	50.68%	78.54%

Common Shares & Units
Common shares outstanding	57,259	57,044	57,606	58,283	58,284
Units outstanding	2,336	2,340	2,340	2,340	2,340
Total shares and units outstanding	59,595	59,384	59,946	60,623	60,624

Weighted average common shares and units outstanding - basic	59,517	59,411	60,453	60,669	60,822
Weighted average common shares and units outstanding - diluted	59,555	59,460	60,716	61,014	61,221

Market Capitalization
Market value of common equity	$643,626	$1,538,046	$3,884,501	$5,014,735	$4,939,037
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,226,215	5,676,559	5,825,636	5,350,205	5,698,085
Consolidated market capitalization	$6,127,341	$7,472,105	$9,967,637	$10,622,440	$10,894,622
SLG portion of JV debt	1,935,460	1,933,633	1,931,923	1,840,071	1,593,355
Combined market capitalization	$8,062,801	$9,405,738	$11,899,560	$12,462,511	$12,487,977

Consolidated debt to market capitalization	85.29%	75.97%	58.45%	50.37%	52.30%
Combined debt to market capitalization	88.82%	80.91%	65.19%	57.70%	58.39%
Unsecured credit facility debt to total assets	46.09%	47.26%	49.04%	48.68%	49.26%

Consolidated debt service coverage	3.41	3.25	2.28	2.67	2.23
Consolidated fixed charge coverage	2.85	2.81	1.95	2.29	1.91
Combined fixed charge coverage	2.49	2.44	1.75	2.04	1.74

Portfolio Statistics (Manhattan)
Consolidated office buildings	21	21	22	22	22
Unconsolidated office buildings	8	8	8	8	9
	29	29	30	30	31

Consolidated office buildings square footage	13,782,200	13,782,200	14,290,200	14,290,200	14,290,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	9,429,000	9,429,000	10,099,000
	23,211,200	23,211,200	23,719,200	23,719,200	24,389,200

Quarter end occupancy - Manhattan portfolio	96.2%	96.7%	96.5%	96.7%	96.3%
Quarter end occupancy- same store - wholly owned	97.1%	97.5%	97.9%	97.8%	97.4%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.1%	96.6%	96.5%	96.6%	96.3%

SL Green Realty Corp.
Key Financial Data
March 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Selected Balance Sheet Data
Real estate assets before depreciation	$8,200,404	$8,298,857	$8,379,608	$8,751,414	$8,710,235
Investments in unconsolidated joint ventures	$976,572	$975,483	$1,139,918	$1,132,329	$1,431,162
Structured finance investments	$589,267	$679,814	$926,931	$839,826	$776,488

Total Assets	$10,501,133	$10,984,353	$11,491,229	$11,149,587	$11,449,034

Fixed rate & hedged debt	$3,622,356	$3,978,454	$4,422,619	$4,423,640	$4,701,285
Variable rate debt	1,603,859	1,603,105	1,403,017	926,565	996,800
Total consolidated debt	$5,226,215	$5,581,559	$5,825,636	$5,350,205	$5,698,085

Total Liabilities	$5,912,250	$6,415,063	$6,904,656	$6,430,980	$6,800,974

Fixed rate & hedged debt-including SLG portion of JV debt	$4,872,633	$5,229,097	$5,674,083	$5,674,995	$5,668,088
Variable rate debt - including SLG portion of JV debt	2,289,042	2,286,095	2,083,476	1,515,281	1,623,352
Total combined debt	$7,161,675	$7,515,192	$7,757,559	$7,190,276	$7,291,440

Selected Operating Data
Property operating revenues	$230,226	$224,610	$229,889	$222,582	$223,800
Property operating expenses	100,476	98,177	100,383	95,330	94,445
Property operating NOI	$129,750	$126,433	$129,506	$127,252	$129,355
NOI from discontinued operations	573	2,010	2,912	2,675	3,170
Total property operating NOI	$130,323	$128,443	$132,418	$129,927	$132,525

SLG share of Property NOI from JVs	$53,190	$51,949	$52,355	$55,284	$53,885
SLG share of FFO from Gramercy Capital	$—	$5,710	$4,866	$5,144	$5,287
Structured finance income	$16,898	$37,292	$31,825	$22,654	$19,148
Other income	$16,281	$8,033	$7,566	$45,486	$10,504
Gain on early extinguishment of debt	$47,712	$77,465	$—	$—	$—

Loan loss and other investment reserves	$62,000	$101,732	$9,150	$5,000	$—

Marketing general & administrative expenses	$17,922	$33,770	$20,920	$25,434	$24,460

Consolidated interest	$60,593	$72,720	$73,656	$75,442	$78,004
Combined interest	$80,133	$97,102	$97,596	$97,522	$100,449
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	32	42	39	42	41
Total office square footage leased	296,840	1,521,146	359,067	431,345	508,960

Average rent psf - new leases	$52.71	$56.34	$66.78	$65.89	$62.32
Previously escalated rents psf	$42.53	$48.30	$43.09	$42.92	$43.31
Percentage of new rent over previously escalated rents	23.9%	16.6%	55.0%	53.5%	43.9%
Tenant concession packages psf	$18.60	$8.20	$32.30	$17.70	$11.45
Free rent months	2.9	3.7	6.0	2.0	0.9

SL Green Realty Corp.
Key Financial Data
March 31, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Selected Operating Data (Suburban)
Property operating revenues	$29,831	$29,062	$31,149	$28,956	$30,428
Property operating expenses	14,323	15,159	14,746	12,958	13,981
Property operating NOI	$15,508	$13,903	$16,403	$15,998	$16,447
NOI from discontinued operations	573	1,857	2,414	2,067	2,675
Total property operating NOI	$16,081	$15,760	$18,817	$18,065	$19,122

SLG share of Property NOI from JV	4,164	$3,962	$4,020	$3,765	$3,887

Consolidated interest	$1,921	$3,742	$3,535	$3,624	$3,981
Combined interest	$3,933	$6,067	$5,765	$5,866	$6,765

Portfolio Statistics (Suburban)
Consolidated office buildings	26	27	29	29	29
Unconsolidated office buildings	6	6	6	6	6
	32	33	35	35	35

Consolidated office buildings square footage	4,008,000	4,678,000	4,889,000	4,889,000	4,889,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,949,700	7,619,700	7,830,700	7,830,700	7,830,700

Quarter end occupancy- suburban portfolio	90.4%	90.4%	91.4%	91.3%	91.4%

Office Leasing Statistics (Suburban)
Total office leases signed	29	18	17	24	20
Total office square footage leased	123,110	153,819	76,519	75,491	165,386

Average rent psf - new leases	$30.89	$29.35	$38.48	$38.64	$31.52
Previously escalated rents psf	$31.36	$28.85	$31.39	$31.24	$26.81
Percentage of new rent over previously escalated rents	-1.5%	1.7%	22.6%	23.7%	17.6%
Tenant concession packages psf	$19.82	$14.98	$16.25	$12.28	$24.23
Free rent months	2.3	2.1	1.2	0.6	4.9

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,385,101	$1,386,090	$1,400,042	$1,483,798	$1,454,060
Buildings & improvements fee interest	5,547,522	5,544,019	5,590,822	6,005,030	5,994,846
Buildings & improvements leasehold	1,255,573	1,259,472	1,251,626	1,250,378	1,249,121
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,200,404	$8,201,789	$8,254,698	$8,751,414	$8,710,235
Less accumulated depreciation	(586,029)	(546,545)	(498,885)	(484,087)	(432,567)
	$7,614,375	$7,655,244	$7,755,813	$8,267,327	$8,277,668

Other Real Estate Investments:
Investment in unconsolidated joint ventures	976,572	975,483	1,139,918	1,132,329	1,431,162
Structured finance investments, net	589,267	679,814	926,931	839,826	776,488

Assets held for sale, net	106,543	184,035	120,120	—	—
Cash and cash equivalents	433,654	726,889	711,147	53,567	46,793
Restricted cash	97,401	105,954	105,834	101,788	144,127
Tenant and other receivables, net of $ 14,001 reserve at 3/31/09	33,459	30,882	39,054	39,351	45,594
Related party receivables	14,119	7,676	10,556	11,682	12,448
Deferred rents receivable, net of reserve for tenant credit loss of $20,172 at 3/31/09	152,126	145,561	152,718	158,049	150,087
Deferred costs, net	134,297	133,052	135,949	141,285	137,079
Other assets	349,320	339,763	393,189	404,383	427,588

Total Assets	$10,501,133	$10,984,353	$11,491,229	$11,149,587	$11,449,034

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Liabilities and Equity
Mortgage notes payable	$2,585,592	$2,591,358	$2,693,275	$2,867,305	$2,867,593
Term loans and unsecured notes	1,151,556	1,501,134	1,743,528	1,738,399	2,009,992
Revolving credit facilities	1,389,067	1,389,067	1,288,833	644,500	720,500
Accrued interest and other liabilities	54,478	70,692	33,367	40,867	39,695
Accounts payable and accrued expenses	133,937	133,100	154,159	130,897	135,083
Deferred revenue	401,848	427,936	462,734	789,525	808,262
Capitalized lease obligations	16,747	16,704	16,662	16,621	16,581
Deferred land lease payable	17,740	17,650	17,559	17,468	17,378
Dividend and distributions payable	26,420	26,327	51,268	51,803	51,823
Security deposits	34,865	34,561	34,105	33,595	34,067
Liabilities related to assets held for sale	—	106,534	309,166	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$5,912,250	$6,415,063	$6,904,656	$6,430,980	$6,800,974

Noncontrolling interest in operating partnership (2,336 units outstanding) at 3/31/09	89,600	89,089	87,929	88,639	85,284

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 60,619 issued and outstanding at 3/31/09	606	604	604	604	602
Additional paid – in capital	3,087,123	3,079,159	3,050,461	3,039,949	3,023,314
Treasury stock (3,360 shares) at 3/31/09	(302,705)	(302,705)	(267,327)	(218,775)	(200,630)
Accumulated other comprehensive income	(53,089)	(54,747)	(13,197)	(7,284)	2,060
Retained earnings	989,476	978,180	923,539	940,269	852,162
Total SL Green Realty Corp. stockholders’ equity	3,969,713	3,948,793	3,942,382	4,003,065	3,925,810

Noncontrolling interest in other partnerships	529,570	531,408	556,262	626,903	636,966

Total Equity	$4,499,283	$4,480,201	$4,498,644	$4,629,968	$4,562,776

Total Liabilities and Equity	$10,501,133	$10,984,353	$11,491,229	$11,149,587	$11,449,034

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31,	March 31,	December 31,	September 30,
	2009	2008	2008	2008
Revenues
Rental revenue, net	196,468	193,840	193,289	197,578
Escalation and reimbursement revenues	33,758	29,960	31,321	32,311
Investment income	16,898	19,148	37,292	31,825
Other income	16,281	10,504	8,033	7,566
Total Revenues, net	263,405	253,452	269,935	269,280

Equity in net income from unconsolidated joint ventures	13,073	19,425	10,422	12,292
Gain on early extinguishment of debt	47,712	—	77,465	—

Operating expenses	55,481	53,672	60,168	61,128
Ground rent	8,046	8,249	7,709	7,709
Real estate taxes	36,949	32,524	30,300	31,546
Loan loss and other investment reserves	62,000	—	101,732	9,150
Marketing, general and administrative	17,922	24,460	33,770	20,920
Total Operating Expenses	180,398	118,905	233,679	130,453

EBITDA	143,792	153,972	124,143	151,119

Interest expense, net of interest income	60,264	76,046	71,063	71,922
Amortization of deferred financing costs	1,436	1,632	1,663	1,601
Depreciation and amortization	54,798	53,434	55,698	53,806
Loss on equity investment in marketable securities	807	—	147,489	—

Income (Loss) from Continuing Operations	26,487	22,860	(151,770)	23,790

Income (loss) from discontinued operations	(66)	1,365	1,181	476
Gain on sale of discontinued operations	6,572	110,232	229,494	—
Equity in net gain on sale of joint venture property / real estate	9,541	—	—	9,533
Net Income	42,534	134,457	78,905	33,799

Net income attributable to noncontrolling interests	(4,797)	(8,394)	2,100	(194)

Net Income Attributable to SL Green Realty Corp	37,737	126,063	81,005	33,605

Dividends on perpetual preferred shares	4,969	4,969	4,969	4,969

Net Income Attributable to Common Stockholders	$32,768	$121,094	$76,036	$28,636

Earnings per Share
Net income per share (basic)	$0.57	$2.07	$1.34	$0.49
Net income per share (diluted)	$0.57	$2.06	$1.34	$0.49

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2009	2008	2008	2008
Funds from operations
Net Income Available to Common Stockholders		$32,768	$121,094	$76,036	$28,636

Add:	Depreciation and amortization	54,798	53,434	55,698	53,806
	Discontinued operations depreciation adjustments	—	2,504	499	898
	Joint ventures depreciation and noncontrolling interests adjustments	11,265	8,175	13,680	9,322
	Net income attributable to noncontrolling interests	4,797	8,394	(2,100)	194
	Loss on equity investment in marketable securities	807	—	147,489	—
Less:	Gain on sale of discontinued operations	6,572	110,232	229,494	—
	Equity in net gain on sale of joint venture property / real estate	9,541	—	—	9,533
	Non real estate depreciation and amortization	204	223	281	237
	Funds From Operations	$88,118	$83,146	$61,527	$83,086

	Funds From Operations - Basic per Share	$1.48	$1.37	$1.04	$1.37

	Funds From Operations - Diluted per Share	$1.48	$1.36	$1.03	$1.37

Funds Available for Distribution
FFO		$88,118	$83,146	$61,527	$83,086

Add:	Non real estate depreciation and amortization	204	223	281	237
	Amortization of deferred financing costs	1,436	1,632	1,663	1,601
	Non-cash deferred compensation	7,593	5,372	28,508	4,727
Less:	FAD adjustment for Joint Ventures	26,204	6,795	17,178	7,466
	FAD adjustment for discontinued operations	—	41	(104)	(49)
	Straight-line rental income and other non cash adjustments	12,254	15,667	11,047	14,724
	Second cycle tenant improvements	937	4,601	6,183	4,985
	Second cycle leasing commissions	2,422	1,524	5,602	4,162
	Revenue enhancing recurring CAPEX	185	126	439	417
	Non- revenue enhancing recurring CAPEX	424	235	5,106	1,998

Funds Available for Distribution		$54,925	$61,384	$46,528	$55,948
	Diluted per Share	$0.92	$1.00	$0.78	$0.92

First Cycle Leasing Costs
	Tenant improvements	5,394	2,254	5,486	4,077
	Leasing commissions	322	2,579	3,919	3,051

Funds Available for Distribution after First Cycle Leasing Costs		$49,209	$56,551	$37,123	$48,820

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.83	$0.92	$0.62	$0.80

Redevelopment Costs		8,583	6,190	19,709	11,000

Payout Ratio of Funds From Operations		25.34%	57.98%	36.24%	57.55%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		40.66%	78.54%	47.92%	85.46%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Loss	TOTAL
Balance at December 31, 2008	$151,981	$96,321	$604	$3,079,159	$(302,705)	$978,180	$531,408	$(54,747)	$4,480,201

Net Income						37,737	3,477		41,214
Preferred Dividend						(4,969)			(4,969)
Cash dividends declared ($0.375 per common share)						(21,472)			(21,472)
Cash distributions to noncontrolling interests							(5,315)		(5,315)
Comprehensive Income - Unrealized loss on derivative instruments								5,951	5,951
Comprehensive Income - SLG share unrealized loss on derivative instruments of JV								(4,501)	(4,501)
Comprehensive Income - Unrealized loss on investments								208	208
Redemption of units and dividend reinvestment proceeds									—
Deferred compensation plan			2	371					373
Amortization of deferred compensation				7,593					7,593
Balance at March 31, 2009	$151,981	$96,321	$606	$3,087,123	$(302,705)	$989,476	$529,570	$(53,089)	$4,499,283

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2008	57,043,835	2,339,853		59,383,688	—	59,383,688

YTD share activity	214,921	(3,376)		211,545		211,545
Share Count at March 31, 2009 - Basic	57,258,756	2,336,477	—	59,595,233	—	59,595,233

Weighting Factor	(80,874)	2,626	37,591	(40,657)		(40,657)
Weighted Average Share Count at March 31, 2009 - Diluted	57,177,882	2,339,103	37,591	59,554,576	—	59,554,576

TAXABLE INCOME Unaudited ($000’s omitted)

	Three Months Ended
	March 31,	March 31,
	2009	2008

Net Income Available to Common Stockholders	$32,768	$121,094
Book/Tax Depreciation Adjustment	19,050	29,249
Book/Tax Gain Recognition Adjustment	(38,352)	(110,039)
Book/Tax JV Net equity adjustment	(6,205)	4,378
Other Operating Adjustments	23,246	4,852
C-corp Earnings	(7,530)	(3,641)
Taxable Income (Projected)	$22,977	$45,893

Deemed dividend per share	$0.75	$0.79
Estimated payout of taxable income	187%	100%

Shares outstanding - basic	57,259	58,284

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	March 31, 2009		March 31, 2008
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,526,377	$727,289	$1,466,421	$712,699
Buildings & improvements fee interest	4,863,974	2,040,769	4,586,427	1,997,382
Buildings & improvements leasehold	262,036	129,774	260,078	128,798
	6,652,387	2,897,832	6,312,926	2,838,879
Less accumulated depreciation	(407,482)	(182,353)	(287,084)	(135,816)

Net Real Estate	6,244,905	2,715,479	6,025,842	2,703,063

Cash and cash equivalents	91,837	37,923	99,913	45,822
Restricted cash	38,021	19,628	38,656	17,955
Tenant receivables, net of $2,223 reserve at 3/31/09	10,239	3,969	12,481	5,321
Deferred rents receivable, net of reserve for tenant credit loss of $2,855 at 3/31/09	153,210	76,054	101,160	50,514
Deferred costs, net	125,334	50,649	93,812	43,856
Other assets	136,797	48,741	127,743	44,899

Total Assets	$6,800,343	$2,952,443	$6,499,607	$2,911,430

Mortgage loans payable	$4,365,395	$1,935,460	$3,496,986	$1,593,355
Derivative Instruments-fair value	46,017	23,264	9,779	4,950
Accrued interest payable	11,018	4,879	13,262	5,972
Accounts payable and accrued expenses	80,789	34,783	59,196	27,158
Deferred revenue	151,741	52,167	157,776	55,314
Security deposits	8,233	3,789	11,416	5,672
Contributed Capital (1)	2,137,150	898,101	2,751,192	1,219,009

Total Liabilities and Equity	$6,800,343	$2,952,443	$6,499,607	$2,911,430

As of March 31, 2009 the Company had twenty unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack-Green Joint Venture, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008) and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures including a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in each of 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Three Months Ended March 31, 2009		Three Months Ended December 31, 2008	Three Months Ended March 31, 2008
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$151,087	$67,437	$67,209	$143,602	$69,673
Escalation and reimbursement revenues	20,838	9,849	10,098	20,489	10,385
Other income	944	509	140	1,069	455
Total Revenues, net	$172,869	$77,795	$77,447	$165,160	$80,513

Expenses
Operating expenses	$31,804	$14,048	$15,483	$32,743	$16,029
Ground rent	1,025	171	585	1,002	575
Real estate taxes	21,992	10,386	9,430	20,119	10,024
Total Operating Expenses	$54,821	$24,605	$25,498	$53,864	$26,628

GAAP NOI	$118,048	$53,190	$51,949	$111,296	$53,885
Cash NOI	$91,787	$38,164	$45,863	$100,490	$48,332

Interest expense, net of interest income	46,763	19,540	24,382	47,636	22,445
Amortization of deferred financing costs	4,605	1,387	1,656	3,055	1,340
Depreciation and amortization	39,828	16,238	17,796	33,940	15,765

Net Income	$26,852	$16,025	$8,115	$26,665	$14,335

Plus: Real estate depreciation	39,796	16,231	17,789	33,890	15,755
Funds From Operations	$66,648	$32,256	$25,904	$60,555	$30,090

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,637	$1,394	$1,663	$3,104	$1,350
Less: Straight-line rental income and other non-cash adjustments	(25,897)	(14,918)	(5,978)	(10,804)	(5,554)
Less: Second cycle tenant improvement	(16,394)	(6,785)	(8,204)	(2,942)	(1,438)
Less: Second cycle leasing commissions	(9,029)	(5,391)	(3,911)	(1,920)	(902)
Less: Recurring CAPEX	(1,137)	(504)	(748)	(378)	(251)
FAD Adjustment	$(47,820)	$(26,204)	$(17,178)	$(12,940)	$(6,795)

GKK Manager

	Three Months Ended		Three Months Ended
	March 31,	March 31,	December 31,
	2009	2008	2008
Base management income	$4,885	$4,198	$5,124
Other fee income	—	4,199	(5,100)
Marketing, general and administrative expenses	(5,180)	(3,522)	(128)
Net Income before minority interest	(295)	4,875	(104)
Less: minority interest	—	(1,669)	22
SLG share of GKK Manager net income	(295)	3,206	(82)
Servicing and administrative reimbursements	787	1,272	900
Net management income and reimbursements from Gramercy	$492	$4,478	$818

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	3/31/2009		12/31/2008	9/30/2008	6/30/2008	3/31/2008
Market Capitalization
Common Equity:
Common Shares Outstanding	57,259		57,044	57,606	58,283	58,284
OP Units Outstanding	2,336		2,340	2,340	2,340	2,340
Total Common Equity (Shares and Units)	59,595		59,384	59,946	60,623	60,624
Share Price (End of Period)	$10.80		$25.90	$64.80	$82.72	$81.47
Equity Market Value	$643,626		$1,538,046	$3,884,501	$5,014,735	$4,939,037
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,585,592		2,591,358	2,693,275	2,867,305	2,867,593
Outstanding Balance on - Term Loans	—		—	—	—	276,650
Outstanding Balance on – Unsecured Credit Line	1,389,067		1,389,067	1,288,833	644,500	720,500
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	563,456		774,693	774,684	774,676	774,668
Convertible Bonds	588,100		726,441	968,844	963,724	958,674
Liability Held for Sale	—		95,000	—	—	—
Total Consolidated Debt	5,226,215		5,676,559	5,825,636	5,350,205	5,698,085
Company’s Portion of Joint Venture Debt	1,935,460		1,933,633	1,931,923	1,840,071	1,593,355
Total Combined Debt	7,161,675		7,610,192	7,757,559	7,190,276	7,291,440

Total Market Cap (Debt & Equity)	$8,062,801		$9,405,738	$11,899,560	$12,462,511	$12,487,977
					—
Availability under Lines of Credit
Senior Unsecured Line of Credit	56,490	(A)	55,541	182,111	818,483	741,451
Term Loans	—		—	—	—	—
Total Availability	$56,490		$55,541	$182,111	$818,483	$741,451

(A) As reduced by $21,058 letters of credit and remaining defaulted lender’s commitment.

Combined Capitalized Interest	$136	$534	$595	$790	$840

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	85.29%	75.97%	58.45%	50.37%	52.30%
Debt to Gross Real Estate Book Ratio	63.83%	68.50%	69.61%	61.21%	65.50%
Secured Real Estate Debt to Secured Assets Gross Book	57.85%	58.76%	59.20%	59.49%	59.06%
Unsecured Debt to Unencumbered Assets-Gross Book Value	72.10%	81.78%	84.84%	65.35%	67.45%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	88.82%	80.91%	65.19%	57.70%	58.39%
Debt to Gross Real Estate Book Ratio	64.60%	68.01%	68.89%	62.40%	63.19%
Secured Real Estate Debt to Secured Assets Gross Book	61.37%	61.80%	62.16%	61.92%	58.04%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2009	2008	2008	2008
	Property NOI

	Property Operating NOI	$129,750	$129,355	$126,433	$129,506
	NOI from Discontinued Operations	573	3,170	2,010	2,912
	Total Property Operating NOI - Consolidated	130,323	132,525	128,443	132,418
	SLG share of Property NOI from JVs	53,190	53,885	51,949	52,355
	GAAP NOI	$183,513	$186,410	$180,392	$184,773

Less:	Free Rent (Net of Amortization)	8,944	3,382	376	1,069
	Net FAS 141 Adjustment	6,113	5,836	9,231	7,952
	Straightline Revenue Adjustment	12,737	14,521	14,377	14,325

Plus:	Allowance for S/L tenant credit loss	2,114	986	6,427	1,293
	Ground Lease Straight-line Adjustment	91	418	91	91
	Cash NOI	$157,924	$164,075	$162,926	$162,811

	Components of Debt Service and Fixed Charges

	Interest Expense	60,593	78,004	72,720	73,656
	Fixed Amortization Principal Payments	7,145	5,913	6,626	6,150
	Total Consolidated Debt Service	67,738	83,917	81,394	79,806

	Payments under Ground Lease Arrangements	8,137	8,667	7,800	7,800
	Dividend on perpetual preferred shares	4,969	4,969	4,969	4,969
	Total Consolidated Fixed Charges	80,844	97,553	94,163	92,575

	Adjusted EBITDA - Consolidated	229,977	183,944	265,388	176,450
	Adjusted EBITDA - Combined	249,517	206,732	289,954	200,507
	Interest Coverage Ratio	3.81	2.40	3.54	2.47
	Debt Service Coverage Ratio	3.41	2.23	3.25	2.28
	Fixed Charge Coverage Ratio	2.85	1.91	2.81	1.95

SELECTED FINANCIAL DATA 2008 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2009	2008	%	2008	2008
Revenues
	Rental Revenue, net	191,006	184,753	3.4%	189,565	190,138
	Escalation & Reimbursement Revenues	33,007	29,497	11.9%	30,946	31,919
	Other Income	663	2,260	-70.7%	858	1,273
	Total Revenues	224,676	216,510	3.8%	221,369	223,330
Expenses
	Operating Expense	52,225	50,506	3.4%	55,192	56,692
	Ground Rent	8,284	8,249	0.4%	7,922	7,922
	Real Estate Taxes	36,372	32,018	13.6%	30,213	31,150
		96,881	90,773	6.7%	93,327	95,764

	EBITDA	127,795	125,737	1.6%	128,042	127,566

	Interest Expense & Amortization of Financing costs	36,681	36,838	-0.4%	38,437	37,273
	Depreciation & Amortization	52,239	48,428	7.9%	52,759	50,225

	Income Before Minority Interest	38,875	40,471	-3.9%	36,846	40,068
Plus:	Real Estate Depreciation & Amortization	52,224	48,421	7.9%	52,752	50,222

	FFO	91,099	88,892	2.5%	89,598	90,290

Less:	Non — Building Revenue	192	459	-58.2%	682	989

Plus:	Interest Expense & Amortization of Financing costs	36,681	36,838	-0.4%	38,437	37,273
	Non Real Estate Depreciation	15	7	114.3%	7	3
	GAAP NOI	127,603	125,278	1.9%	127,360	126,577

Cash Adjustments
Less:	Free Rent (Net of Amortization)	579	790	-26.7%	705	1,037
	Straightline Revenue Adjustment	6,623	7,939	-16.6%	8,293	8,059
	Rental Income - FAS 141	5,404	5,579	-3.1%	8,519	7,232
	Ground Lease Straight-line Adjustment	304	339	-10.3%	666	666
Plus:	Allowance for S/L tenant credit loss	1,872	833	124.7%	6,039	1,060
	Cash NOI	116,565	111,464	4.6%	115,216	110,643

Operating Margins
	GAAP NOI to Real Estate Revenue, net	56.37%	57.76%		56.17%	56.66%
	Cash NOI to Real Estate Revenue, net	51.50%	51.39%		50.82%	49.53%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	60.03%	61.57%		59.67%	60.21%
	Cash NOI before Ground Rent/Real Estate Revenue, net	55.02%	55.04%		54.02%	52.77%

SELECTED FINANCIAL DATA 2008 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2009	2008	%	2008	2008
Revenues
	Rental Revenue, net	65,435	62,308	5.0%	62,707	63,513
	Escalation & Reimbursement Revenues	9,729	9,441	3.1%	9,583	10,298
	Other Income	356	51	598.0%	36	167
	Total Revenues	75,520	71,800	5.2%	72,326	73,978
Expenses
	Operating Expense	13,879	13,839	0.3%	13,993	15,040
	Ground Rent	171	161	6.2%	171	308
	Real Estate Taxes	10,243	8,915	14.9%	8,997	8,787
		24,293	22,915	6.0%	23,161	24,135

	EBITDA	51,227	48,885	4.8%	49,165	49,843

	Interest Expense & Amortization of Financing costs	19,470	21,061	-7.6%	23,630	23,107
	Depreciation & Amortization	15,512	14,064	10.3%	16,271	14,221

	Income Before Minority Interest	16,245	13,760	18.1%	9,264	12,515
Plus:	Real Estate Depreciation & Amortization	15,506	14,053	10.3%	16,264	14,221

	FFO	31,751	27,813	14.2%	25,528	26,736

Less:	Non — Building Revenue	333	5	6560.0%	15	13

Plus:	Interest Expense & Amortization of Financing costs	19,470	21,061	-7.6%	23,630	23,107
	Non Real Estate Depreciation	6	11	-45.5%	7	—
	GAAP NOI	50,894	48,880	4.1%	49,150	49,830

Cash Adjustments
Less:	Free Rent (Net of Amortization)	8,380	(174)	4916.1%	(301)	240
	Straightline Revenue Adjustment	5,806	5,626	3.2%	5,810	5,507
	FAS 141	783	559	40.1%	771	743
Plus:	Allowance for S/L tenant credit loss	232	84	176.2%	228	197
	Ground Lease Straight-line Adjustment	11	13	-15.4%	14	151
	Cash NOI	36,168	42,966	-15.8%	43,112	43,688

Operating Margins
	GAAP NOI to Real Estate Revenue, net	67.48%	68.00%		67.76%	67.19%
	Cash NOI to Real Estate Revenue, net	47.96%	59.78%		59.43%	58.91%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	67.71%	68.23%		67.99%	67.61%
	Cash NOI before Ground Rent/Real Estate Revenue, net	48.17%	59.98%		59.65%	59.12%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2009 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	3/31/2009	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
399 Knollwood	18,646	5.75%	317	Mar-14		16,877	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		21,749	—	Open
673 First Avenue	32,191	5.67%	781	Feb-13		28,984	—	Open
625 Madison Avenue	97,014	6.27%	2,333	Nov-15		78,595	—	Open
609 Fifth Avenue	98,965	5.85%	1,367	Oct-13		92,062	—	Open
420 Lexington Avenue	109,268	8.44%	2,947	Nov-10		104,691	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Jan-10
220 E 42nd Street	201,784	5.23%	3,909	Nov-13		182,342	—	Open
919 Third Avenue	227,329	6.87%	3,942	Jul-11		217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Jan-10
1 Madison Avenue - South Building	660,211	5.91%	11,154	May-20		404,531	—	Open
	2,246,908	5.98%	26,750			1,923,923
Secured fixed rate debt - Other
609 Partners, LLC	63,891	5.00%	—	Jul-14		63,891	—	Open
	63,891	5.00%	—			63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	60,000	5.26%	—	Jun-11		60,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15		100,000	—	—
Unsecured Note	138,755	5.15%	—	Jan-11		138,755	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured Note	274,701	6.00%	—	Mar-16		275,000	—	Open
Convertible Note	180,515	4.00%	—	Jun-25	(1)	287,000	—	Jun-10
Convertible Note (net)	407,586	3.00%	—	Mar-27	(2)	750,000	—	Apr-12
	1,311,557	4.62%	—			1,760,755

Total Fixed Rate Debt/Wtd Avg	3,622,356	5.47%	26,750			3,748,569

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	22,272	2.70%	—	Feb-11		22,272	—	Open
28 W 44th St (Libor + 201 bps)	124,520	3.43%	1,374	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185bps)	128,000	2.30%	—	Feb-10		128,000	Feb-12	Open

	274,792	2.84%	1,374			267,194

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	1,329,067	1.38%	—	Jun-11		1,329,067	Jun-12	Open
	1,329,067	1.38%	—			1,329,067

Total Floating Rate Debt/Wtd Avg	1,603,859	1.63%	1,374			1,596,261

Total Debt/Wtd Avg - Consolidated	5,226,215	4.29%	28,124			5,344,830

Total Debt/Wtd Avg - Joint Venture	1,935,460	4.28%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,397,499	4.36%

(1) Notes can be put to SLG, at the option of the holder, on June 15, 2010.

(2) Notes can be put to SLG, at the option of the holder, on March 30, 2012.

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets	46.1%	Less than 60%
Secured Debt / Total Assets	22.4%	Less than 50%
Line Fixed Charge Coverage	2.41	Greater than 1.50
Unsecured Debt / Unencumbered Assets	45.7%	Less than 60%
Unencumbered Interest Coverage	2.88	Greater than 1.75
Maximum FFO Payout	45.0%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2009			As-Of
	Principal Outstanding - 3/31/09			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Mack - Green Joint Venture	10,311	4,949	6.26%	—	Aug-14	4,949	—	Open
800 Third Avenue	20,910	8,981	6.00%	—	Jul-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Open
1221 Avenue of the Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Open
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Jul-09
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Oct-09
388/390 Greenwich Street	1,122,379	567,901	5.19%	—	Dec-17	567,901	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,798,250	1,250,277	5.50%	—		1,244,438

388/390 Greenwich Street (Libor + 115bps)	16,000	8,096	1.61%	—	Dec-17	8,096	—	Dec-09
379 West Broadway (Libor + 165bps)	20,991	9,446	2.11%	—	Jan-10	9,446	—	Open
1551/1555 Broadway (Libor + 200 bps)	114,320	11,432	2.49%	—	Oct-09	11,432	—	Open
29 West 34th Street (Libor + 200bps)	40,348	20,174	2.55%	200	May-11	18,985	—	Open
Meadows (Libor + 135bps)	84,527	21,131	1.81%	—	Sep-12	20,862	—	Open
16 Court St (Libor + 160 bps)	84,112	29,439	2.13%	—	Oct-10	29,439	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,848	44,087	3.21%	—	May-09	44,087	—	—
1221 Avenue of the Americas (Libor + 75bps)	105,000	47,250	1.21%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	1.57%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238		Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	1.35%	—	Nov-09	343,750	Nov-10	Open
Total Floating Rate Debt/Wtd Avg	1,567,146	685,183	2.05%	200		683,725

Total Joint Venture Debt/Wtd Avg	4,365,396	1,935,460	4.28%	200		1,928,163

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2009 Scheduled	2010 Scheduled	2011 Scheduled	2012 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	17,338	2037
420 Lexington Avenue (2)	12,006	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	750	—	402	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,233	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	32,568	32,127	30,003	29,253	17,740

Capitalized Lease
673 First Avenue	1,416	1,451	1,555	1,555	16,747	2037

(1) Per the balance sheet at March 31, 2009.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (2)

12/31/2007	$805,215	$734,868	10.49%	11.31%	4.60%

Originations/Accretion (1)	$4,787
Preferred Equity	$0
Redemptions /Amortization/Reserves	$(33,514)
3/31/2008	$776,488	$766,598	10.15%	10.63%	2.70%

Originations/Accretion (1)	$72,193
Preferred Equity	$0
Redemptions /Amortization/Reserves	$(8,855)
6/30/2008	$839,826	$823,223	9.71%	9.92%	2.46%

Originations/Accretion (1)	$107,690
Preferred Equity	$542
Redemptions /Amortization/Reserves	$(21,127)
9/30/2008	$926,931	$921,658	10.58%	10.28%	3.93%

Originations/Accretion (1)	$7,296
Preferred Equity	$1,028
Redemptions /Amortization/Reserves	$(187,372)
12/31/2008	$747,883	$755,516	10.34%	10.14%	0.44%

Originations/Accretion (1)	$6,151
Preferred Equity	$910
Redemptions /Amortization/Reserves	$(63,561)
3/31/2009	$691,383	$688,985	8.48%	8.74%	0.50%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City
Senior Mortgage Debt	$18,809	$—	$219		6.48%	7.46%

Junior Mortgage Participation	$39,136	$319,250	$283		8.72%	8.99%

Mezzanine Debt	$481,469	$6,960,582	$1,748	(3)	9.57%	9.82%

Preferred Equity	$37,750	$212,782	$108		0.00%	0.00%

Other
Senior Mortgage Debt	$37,092	$—	$96		5.46%	6.33%

Mezzanine Debt	$43,950	$10,257,664	$175		8.88%	9.26%

Preferred Equity	$33,178	$2,438,000	$166		5.98%	6.20%

Balance as of 3/31/09	$691,383	$20,188,278	$1,296	(3)	8.48%	8.74%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 5.1 years.

(3) Excluding the mezzanine loan on the retail portion of a New York City property, the weighted average exposure for New York City Mezzanine Debt and the total structured finance portfolio are $714 psf and $533 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

					Senior		Current
Investment Type	Book Value (1)		Location	Collateral Type	Financing	Last $ PSF	Yield
Mezzanine Loans	$121,102	(2)	New York City	Office	$210,572	$681	7.17%
Mezzanine Loan	93,483		New York City	Retail	325,000	$5,998	14.74%
Mezzanine Loan	77,939		New York City	Office	1,139,000	$1,105	11.13%
Mezzanine Loan	58,394		New York City	Office	205,000	$382	8.73%
Mortgage and Mezzanine	48,175		Various	Office	2,227,136	$88	6.18%
Mezzanine Loan	40,481		New York City	Office	221,549	$229	8.27%
Mezzanine Loan	38,616		New York City	Office / Retail	165,000	$1,708	10.91%
Preferred Equity	37,750		New York City	Office	212,782	$108	0.00%
Mezzanine Loan	26,318		Los Angeles	Office	930,678	$220	11.79%
Mezzanine Loan	25,000		New York City	Office	200,000	$440	9.26%

Total	$567,258				$5,836,717		9.20%

(1) Net of unamortized fees, discounts, and reserves

(2) Represents two mezzanine positions of $96,510 and $24,592 collateralized by separate interests in the same property

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Mar-09	Dec-08	Sep-08	Jun-08	Mar-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	97.2	97.9	99.5	100.0	100.0	13,073,508	2	1	58
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	99.0	99.0	98.6	99.0	25,293,888	3	2	26
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.4	99.7	99.7	99.3	99.4	47,762,436	7	5	31
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	98.6	99.6	99.4	98.1	98.4	15,926,256	2	2	71
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	91.8	92.0	89.6	89.6	90.7	21,198,540	3	2	87
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	96.7	96.8	97.0	96.6	94.7	64,983,798	9	6	222
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	95.4	95.4	95.4	93.6	98.8	14,723,664	2	1	19
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	92.6	98.5	100.0	99.9	99.1	49,130,832	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.1	99.1	99.3	99.6	99.6	30,395,940	4	3	14
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	99.1	100.0	100.0	100.0	99.5	13,033,932	2	1	18
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.6	97.6	97.6	97.6	97.6	40,339,104	6	4	28
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.8	99.8	16,732,836	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	93.3	93.3	93.3	93.3	94.3	25,518,012	4	2	17
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	97.2	97.2	95.8	99.0	98.4	37,645,356	5	4	26
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	87.6	84.3	93.0	92.1	96.6	37,335,096	5	4	36
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	80,493,684		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	98.9	98.9	98.9	97.9	90.9	71,165,388	10	6	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	94.6	96.0	95.1	93.9	93.9	31,552,932	4	3	39
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,673,856	8	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,846,920	1	0	19
Subtotal / Weighted Average			20	13,436,800	45	97.1	97.5	97.9	97.8	97.4	$702,825,978	86	63	779

Adjustments
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	100.0	100.0	100.0	100.0	100.0	14,913,288	2	1	1
Subtotal / Weighted Average			1	345,400	1	100.0	100.0	100.0	100.0	100.0	$14,913,288	2	1	1

Total / Weighted Average Manhattan Consolidated Properties			21	13,782,200	46	97.2	97.5	97.9	97.9	97.4	$717,739,266	88	64	780

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	75.7	81.1	80.4	67.0	69.3	39,448,524		2	34
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	2	89.6	94.4	93.1	97.9	96.6	24,187,644		1	46
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	98.7	98.7	98.7	98.5	95.8	28,177,908		1	26
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.7	93.5	92.9	93.0	93.2	154,055,460		7	22
1515 Broadway - 55%	Times Square	Fee Interest	1	1,750,000	6	95.4	95.4	91.8	99.0	99.0	89,207,328		6	10
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,558,780		1	1

Total / Weighted Average Unconsolidated Properties			8	9,429,000	31	94.7	95.4	94.4	94.8	94.8	$474,581,580		23	140

Manhattan Grand Total / Weighted Average			29	23,211,200	77	96.2	96.7	96.5	96.7	96.3	$1,192,320,846			920
Manhattan Grand Total - SLG share of Annualized Rent											$916,513,923		87
Manhattan Same Store Occupancy % - Combined				22,865,800	99	96.1	96.6	96.5	96.6	96.3

Portfolio Grand Total			61	30,160,900	100	94.8	95.2	95.3	95.4	95.2	$1,387,565,982			1,401
Portfolio Grand Total - SLG Share of Annualized Rent											$1,038,721,192		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Mar-09	Dec - 08	Sep-08	Jun-08	Mar-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	9	89.3	89.3	90.4	90.7	91.9	14,030,796	2	2	31
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	3	92.4	92.4	92.4	87.1	85.3	4,199,136	1	0	9
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	3	67.5	67.5	65.9	65.9	54.3	2,465,052	0	0	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	4	78.4	78.4	78.4	78.4	87.4	5,718,612	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	4	95.7	95.7	95.7	95.7	95.7	6,478,488	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	82.1	81.0	81.0	78.4	77.1	4,778,532	1	1	4
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	92.7	91.0	85.2	80.0	80.0	3,642,240	0	1	9
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	6	100.0	100.0	100.0	100.0	100.0	13,323,444	2	2	14
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	93.5	97.3	96.3	96.3	96.3	3,473,604	0	0	43
Westchester, NY Subtotal/Weighted Average			14	2,280,100	33	88.9	88.9	88.7	87.8	87.8	58,109,904	7	7	140

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	12	83.3	84.4	86.2	86.6	86.3	19,286,268	2	2	103
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	100.0	100.0	100.0	3,557,400		0	4
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	3	97.4	98.5	98.5	95.8	95.8	6,500,928		0	8
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	4	84.9	84.9	88.3	91.1	89.5	5,284,068	1	1	19
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	94.6	95.3	95.3	95.3	2,059,080	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	71.3	67.3	95.1	94.5	95.6	2,933,004	0	0	18
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	83.2	83.2	88.7	88.7	91.7	3,474,420	0	0	9
Connecticut Subtotal/Weighted Average			12	1,727,900	25	86.2	86.5	90.4	90.6	90.6	43,095,168	4	3	182

Total / Weighted Average Consolidated Properties			26	4,008,000	58	87.8	87.9	89.4	89.0	89.0	$101,205,072	11	10	322

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	20	100.0	100.0	100.0	100.0	100.0	51,082,644		1	1
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	8	83.0	83.3	85.3	85.2	87.0	12,443,316		0	59
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	5	81.1	77.8	79.2	82.3	81.0	8,907,720		0	63
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	9	97.6	97.6	96.3	96.3	96.4	21,606,384		0	36
Total / Weighted Average Unconsolidated Properties			6	2,941,700	42	94.1	93.8	94.1	94.4	94.6	$94,040,064		2	159

Suburban Grand Total / Weighted Average			32	6,949,700	23	90.4	90.4	91.4	91.3	91.4	$195,245,136			481
Suburban Grand Total - SLG share of Annualized Rent											$122,207,268		13
Suburban Same Store Occupancy % - Combined				6,949,700	100	90.4	90.4	91.4	91.3	91.4

(1) SL Green holds a 51% interest in this consolidated joint venture asset.
(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	35	—	—	—	—	—	$—	$34,959,946	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	17.5	17.5	17.5	20.1	20.1	387,720	13,832,654	1	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	100.0	100.0	100.0	100.0	100.0	2,030,472	17,666,239	4	4
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	15,000,000	124,204,501	6	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	100.0	100.0	100.0	100.0	1,963,128	7,495,600	5	3
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	54.8	66.8	82.5	83.8	83.8	1,110,108	46,368,112	2	14
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,875,128	24,268,211	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	100.0	100.0	100.0	N/A	40,566,182	N/A	N/A
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,725,292	22,033,961	6	6
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	77.7	79.1	79.1	87.6	87.6	18,809,700	290,286,213	23	8
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	258,696	10,076,419	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	18	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	23	1
Total / Weighted Average Retail/Development Properties			12	800,012	100	N/A	N/A	N/A	N/A	N/A	$69,255,243	$1,174,669,417	100	43

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,789,646	$188,317,176	(1)	$39.32	13.6%	99,482,989	9.6%	A-1
Viacom International, Inc.	1515 Broadway	2009, 2015 & 2020	1,287,610	70,638,132		$54.86	5.1%	48,351,801	4.7%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.8%	A+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	661,644	48,328,315		$73.04	3.5%	21,649,177	2.1%	A-1
Random House, Inc.	1745 Broadway	2018	644,598	36,558,780		$56.72	2.6%	11,793,862	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	35,763,780		$60.98	2.6%	18,239,528	1.8%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2009, 2010, 2011 & 2017	564,409	23,068,368		$40.87	1.7%	23,068,368	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	28,950,936		$59.49	2.1%	13,027,921	1.3%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,745,664		$54.11	1.6%	10,235,549	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,340,172		$38.92	1.0%	13,340,172	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	8,871,876		$28.11	0.6%	8,871,876	0.9%	A
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,382,496		$36.30	0.7%	10,382,496	1.0%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,446,004		$57.36	1.1%	15,446,004	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	14,304,612		$54.35	1.0%	7,295,352	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	9,489,396		$36.16	0.7%	9,489,396	0.9%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,913,456		$47.49	0.9%	10,984,839	1.1%	AA-
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,334,684		$36.39	0.6%	8,334,684	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,916,652		$21.58	0.4%	4,916,652	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,567,964		$51.16	0.8%	4,968,441	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,592,692		$65.65	0.9%	5,666,711	0.5%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,503,344		$61.36	0.8%	11,503,344	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2027	182,529	11,049,060		$60.53	0.8%	11,049,060	1.1%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	4,663,716		$28.11	0.3%	4,663,716	0.4%	AA-
King & Spalding	1185 Ave.of the Americas	2025	159,858	9,417,600		$58.91	0.7%	9,417,600	0.9%
National Hockey League	1185 Ave.of the Americas	2022	148,216	11,158,572		$75.29	0.8%	11,158,572	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	5,957,616		$40.55	0.4%	5,957,616	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,175,600		$56.06	0.6%	8,175,600	0.8%
News America Incorporated	1185 Ave.of the Americas	2020	144,567	11,650,284		$80.59	0.8%	11,650,284	1.1%	BBB+
Draft Worldwide	919 Third Avenue	2013	141,260	7,884,252		$55.81	0.6%	7,884,252	0.8%	BBB
Allen & Overy, LLP	1221 Ave.of the Americas	Various	136,945	12,236,460		$89.35	0.9%	5,506,407	0.5%

Total			15,003,951	$729,231,787	(1)	$48.60	52.6%	$492,516,397	47.4%

Wholly Owned Portfolio + Allocated JV Properties			30,160,900	$1,387,565,982	(1)	$46.01		$1,038,721,192

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF Annualized rent would be $48.65.

Total PSF Annualized rent for the Largest Tenants would be $51.58 and Total PSF Annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $47.49

(2) - 57% of Portfolio’s Largest Tenants have investment grade credit ratings. 36% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/08			775,051

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	3	7,013	7,013	$47.52
	485 Lexington Avenue	1	54,149	54,149	$60.59
	220 East 42nd Street	2	3,682	3,682	$44.18
	100 Park Avenue	5	84,062	88,359	$38.62
	19 West 44th Street	2	5,424	5,934	$44.88
	28 West 44th Street	2	4,112	4,112	$44.92
	521 Fifth Avenue	1	774	774	$44.32
	609 Fifth Avenue	2	1,381	1,425	$70.01
	1350 Avenue of the Americas	4	11,228	11,797	$59.77
	420 Lexington Avenue	16	35,699	43,286	$42.27
	Total/Weighted Average	38	207,524	220,531	$46.74

Retail
	100 Park Avenue	1	11,753	11,753	$27.79
	521 Fifth Avenue	1	21,874	25,866	$161.85
	420 Lexington Avenue	1	1,467	1,600	$208.70
	Total/Weighted Average	3	35,094	39,219	$123.59

Storage
	100 Park Avenue	1	202	202	$10.85
	28 West 44th Street	2	270	322	$24.21
	420 Lexington Avenue	3	472	508	$24.93
	Total/Weighted Average	6	944	1,032	$21.95

	Total Space became Available during the Quarter
	Office	38	207,524	220,531	$46.74
	Retail	3	35,094	39,219	$123.59
	Storage	6	944	1,032	$21.95
		47	243,562	260,782	$58.20

	Total Available Space		1,018,613

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/09				1,018,613

Office
	317 Madison Avenue	2	2.7	6,128	6,463	$46.59	$46.18	$—	—
	100 Park Avenue	3	8.7	51,553	56,129	$61.07	$42.68	$53.80	8.9
	19 West 44th Street	1	5.2	3,359	3,964	$44.00	$41.40	$—	2.0
	28 West 44th Street	1	5.0	645	660	$45.00	$39.93	$12.24	1.0
	521 Fifth Avenue	1	3.4	774	945	$40.00	$36.30	$—	—
	810 Seventh Avenue	1	10.5	23,244	25,954	$80.00	$38.52	$58.34	6.0
	1350 Avenue of the Americas	2	1.0	3,762	4,253	$56.94	$38.95	$—	—
	420 Lexington Avenue	12	3.3	36,157	42,829	$45.93	$44.19	$18.40	0.5
	Total/Weighted Average	23	6.7	125,622	141,197	$58.47	$41.90	$37.75	4.8

Retail
	1221 Sixth Avenue	1	15.8	5,172	5,172	$101.51	$83.25	$—	10.0
	Total/Weighted Average	1	15.8	5,172	5,172	$101.51	$83.25	$—	10.0

Storage
	420 Lexington Avenue	1	4.9	112	112	$25.00	$—	$—	—
	Total/Weighted Average	1	4.9	112	112	$25.00	$—	$—	—

Leased Space
	Office (3)	23	6.7	125,622	141,197	$58.47	$41.90	$37.75	4.8
	Retail	1	15.8	5,172	5,172	$101.51	$83.25	$—	10.0
	Storage	1	4.9	112	112	$25.00	$—	$—	—
	Total	25	7.1	130,906	146,481	$59.97	$44.36	$36.39	5.0

Total Available Space @ 3/31/09				887,707

Early Renewals
Office
	317 Madison Avenue	2	8.7	16,209	18,875	$40.54	$33.65	$—	2.9
	220 East 42nd Street (4)	1	2.0	76,696	84,594	$49.50	$38.44	$—	—
	120 West 45th Street	1	3.0	5,488	6,307	$75.00	$56.62	$—	2.0
	810 Seventh Avenue	1	5.3	31,000	34,460	$59.50	$56.89	$5.00	3.0
	420 Lexington Avenue	4	3.2	10,201	11,407	$40.86	$40.87	$1.56	—
	Total/Weighted Average	9	3.7	139,594	155,643	$51.03	$42.86	$1.22	1.1

Storage
	220 East 42nd Street (4)	1	2.0	17,716	19,649	$23.52	18.56	$—	—
	420 Lexington Avenue	1	5.0	392	451	$13.00	14.17	$—	—
	Total/Weighted Average	2	2.1	18,108	20,100	$23.28	$18.46	$—	—

Renewals
	Early Renewals Office	9	3.7	139,594	155,643	$51.03	$42.86	$1.22	1.1
	Early Renewals Storage	2	2.1	18,108	20,100	$23.28	$18.46	$—	—
	Total	11	3.5	157,702	175,743	$47.85	$40.07	$1.08	1.0

(1) Annual Base Rent

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges

(3) Average starting office rent excluding new tenants replacing vacancies is $55.91/rsf for 81,604 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $52.71/rsf for 237,247 rentable SF.

(4) Lease commencement following court approval.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/08			702,646

Space which became available during the Quarter (A):
Office

	100 Summit Lake Drive	1	2,042	2,042	$32.25
	399 Knollwood Road	4	11,569	12,557	$26.97
	1 Landmark Square	3	8,043	8,043	$29.01
	2 Landmark Square	2	4,340	4,340	$25.90
	4 Landmark Square	1	1,600	1,600	$30.00
	750 Washington Boulevard	1	2,101	2,101	$33.43
	The Meadows	5	14,858	14,858	$23.92
	16 Court Street	3	3,283	3,809	$42.40
	Total/Weighted Average	20	47,836	49,350	$28.07

Retail

	The Meadows	1	11,563	11,563	$3.42
	Total/Weighted Average	1	11,563	11,563	$3.42

Storage

	399 Knollwood Road	2	354	354	$15.48
	Total/Weighted Average	2	354	354	$15.48

	Total Space became Available during the Quarter
	Office	20	47,836	49,350	$28.07
	Retail	1	11,563	11,563	$3.42
	Storage	2	354	354	$15.48
		23	59,753	61,267	$23.35

	Total Available Space		762,399

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/09				762,399

Office
	100 Summit Lake Drive	1	1.0	2,042	2,042	$28.00	$32.25	$5.00	—
	500 Summit Lake Drive	1	5.7	2,700	2,700	$22.00	$—	$39.00	7.0
	140 Grand Street	1	5.2	2,135	2,135	$31.50	$—	$30.00	2.0
	399 Knollwood Road	2	5.1	6,306	6,837	$25.44	$27.51	$14.11	0.7
	1 Landmark Square	1	0.5	4,020	4,020	$27.57	$27.57	$—	—
	4 Landmark Square	1	3.2	1,600	1,600	$30.00	$32.71	$5.00	2.0
	300 Main Street	1	5.0	1,000	1,000	$28.00	$26.63	$3.00	—
	1010 Washington Boulevard	1	7.3	5,642	5,642	$34.50	$—	$38.00	4.0
	The Meadows	8	11.6	24,832	25,992	$21.77	$20.43	$41.32	5.5
	16 Court Street	3	13.6	13,830	14,255	$29.93	$51.14	$53.47	2.8
	Total/Weighted Average	20	9.2	64,107	66,223	$26.15	$26.37	$35.30	3.6

Storage
	399 Knollwood Road	1	3.8	200	250	$15.00	$9.60	$—	—
	1055 Washington Boulevard	1	2.9	130	130	$15.00	$—	$—	—
	Total/Weighted Average	2	3.5	330	380	$15.00	$9.60	$—	—

Leased Space
	Office (3)	20	9.2	64,107	66,223	$26.15	$26.37	$35.30	3.6
	Storage	2	3.5	330	380	$15.00	$9.60	$—	—
	Total	22	9.2	64,437	66,603	$26.09	$26.18	$35.10	3.5

Total Available Space @ 3/31/09				697,962

Early Renewals
Office
	4 Landmark Square	2	3.7	5,385	5,385	$33.00	$32.57	$12.85	—
	300 Main Street	2	4.5	5,304	5,304	$25.79	$27.75	$2.46	0.8
	1010 Washington Boulevard	1	1.2	3,461	3,461	$29.25	$35.59	$—	2.0
	The Meadows	1	3.4	4,100	4,100	$28.00	$27.00	$5.05	—
	Jericho Plaza	2	5.0	37,224	37,224	$35.00	$34.57	$—	1.0
	16 Court Street	1	5.0	1,155	1,413	$28.31	$35.61	$—	—
	Total/Weighted Average	9	4.5	56,629	56,887	$32.93	$33.29	$1.81	0.9

Storage
	Jericho Plaza	1	5.0	600	600	$18.00	12.00	$—	—
	Total/Weighted Average	1	5.0	600	600	$18.00	$12.00	$—	—

Renewals
	Early Renewals Office	9	4.5	56,629	56,887	$32.93	$33.29	$1.81	0.9
	Early Renewals Storage	1	5.0	600	600	$18.00	$12.00	$—	—
	Total	10	4.5	57,229	57,487	$32.78	$33.06	$1.79	0.8

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $25.60/rsf for 21,980 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $30.89/rsf for 78,867 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	23	111,777	0.81%	$6,172,548	$55.22	$58.59		5	13,251	0.15%	$349,176	$26.35	$78.35
In 2nd Quarter 2009	15	123,991	0.90%	$5,407,872	$43.62	$54.17		3	21,708	0.24%	$989,076	$45.56	$62.00
In 3rd Quarter 2009	22	454,487	3.29%	$21,141,012	$46.52	$51.54		4	19,271	0.22%	$851,316	$44.18	$56.60
In 4th Quarter 2009	30	229,383	1.66%	$11,285,328	$49.20	$55.07		5	53,223	0.60%	$3,158,868	$59.35	$83.40

Total 2009	90	919,638	6.65%	$44,006,760	$47.85	$53.63		17	107,453	1.21%	$5,348,436	$49.77	$73.65

In 1st Quarter 2010	26	146,879	1.06%	$7,111,968	$48.42	$58.14		6	281,027	3.16%	$14,440,188	$51.38	$60.98
In 2nd Quarter 2010	30	252,674	1.83%	$11,490,060	$45.47	$57.63		7	74,254	0.83%	$4,368,936	$58.84	$56.71
In 3rd Quarter 2010	36	112,715	0.81%	$5,803,176	$51.49	$63.62		4	24,515	0.28%	$1,338,828	$54.61	$63.57
In 4th Quarter 2010	29	269,662	1.95%	$14,004,732	$51.93	$55.35		3	10,689	0.12%	$599,988	$56.13	$57.76

Total 2010	121	781,930	5.65%	$38,409,936	$49.12	$57.80		20	390,485	4.38%	$20,747,940	$53.13	$60.24

2011	114	849,686	6.14%	$44,727,948	$52.64	$56.90		10	156,050	1.75%	$7,030,656	$45.05	$65.48
2012	112	972,395	7.03%	$42,576,564	$43.79	$52.25		16	116,688	1.31%	$6,253,332	$53.59	$62.60
2013	99	1,162,325	8.40%	$58,134,852	$50.02	$55.91		11	881,822	9.90%	$55,123,932	$62.51	$73.07
2014	46	769,798	5.57%	$37,832,220	$49.15	$57.52		16	236,449	2.65%	$20,133,828	$85.15	$99.80
2015	51	619,339	4.48%	$29,962,356	$48.38	$56.38		16	1,512,694	16.98%	$79,303,092	$52.43	$60.35
2016	40	964,962	6.98%	$50,917,404	$52.77	$65.46		7	209,736	2.35%	$16,195,620	$77.22	$72.50
2017	58	1,790,643	12.95%	$92,524,848	$51.67	$58.08		5	154,846	1.74%	$7,948,914	$51.33	$59.93
2018	27	517,546	3.74%	$39,458,412	$76.24	$79.40		16	1,297,910	14.57%	$84,468,132	$65.08	$78.94
Thereafter	66	4,483,389	32.41%	$239,187,966	$53.35	$61.28		17	1,208,201	13.56%	$69,081,762	$57.18	$74.38

	824	13,831,651	100.00%	$717,739,266	$51.89	$59.35		151	6,272,334	70.42%	$371,635,644	$59.25	$70.96

							(4)	2	2,634,670	29.58%	$102,945,936
								153	8,907,004	100.00%	$474,581,580

(1) Includes month to month holdover tenants that expired prior to 3/31/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup 13 year Net Lease at 388-390 Greenwich Street , current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	16	74,135	2.20%	$876,864	$11.83	$13.50	8	14,351	0.53%	$484,044	$33.73	$28.59
In 2nd Quarter 2009	10	27,739	0.82%	$836,088	$30.14	$32.73	3	9,047	0.33%	$319,692	$35.34	$32.19
In 3rd Quarter 2009	10	87,082	2.59%	$3,003,732	$34.49	$36.18	6	13,552	0.50%	$410,244	$30.27	$29.81
In 4th Quarter 2009	19	108,927	3.24%	$3,070,476	$28.19	$36.08	7	45,493	1.68%	$1,275,780	$28.04	$26.95

Total 2009	55	297,883	8.85%	$7,787,160	$26.14	$30.18	24	82,443	3.05%	$2,489,760	$30.20	$28.28

In 1st Quarter 2010	11	113,933	3.39%	$3,486,204	$30.60	$29.38	7	51,964	1.92%	$1,468,392	$28.26	$29.17
In 2nd Quarter 2010	14	99,883	2.97%	$2,947,884	$29.51	$31.79	9	98,821	3.65%	$2,889,348	$29.24	$31.54
In 3rd Quarter 2010	21	150,244	4.46%	$4,533,528	$30.17	$36.66	5	24,171	0.89%	$835,248	$34.56	$33.22
In 4th Quarter 2010	13	142,162	4.22%	$4,699,596	$33.06	$30.29	3	8,635	0.32%	$414,276	$47.98	$30.89

Total 2010	59	506,222	15.04%	$15,667,212	$30.95	$32.27	24	183,591	6.79%	$5,607,264	$30.54	$31.06

2011	70	766,127	22.77%	$22,386,588	$29.22	$32.20	24	129,552	4.79%	$4,189,548	$32.34	$30.24
2012	39	270,882	8.05%	$8,618,172	$31.82	$34.51	22	240,500	8.89%	$8,371,092	$34.81	$33.58
2013	35	427,844	12.71%	$13,835,208	$32.34	$32.72	19	94,513	3.49%	$2,878,056	$30.45	$35.95
2014	23	251,134	7.46%	$7,316,616	$29.13	$30.82	16	250,250	9.25%	$8,708,724	$34.80	$33.72
2015	17	250,042	7.43%	$7,980,900	$31.92	$32.25	9	43,431	1.61%	$1,326,840	$30.55	$32.29
2016	16	348,051	10.34%	$9,619,368	$27.64	$33.56	5	64,112	2.37%	$2,109,732	$32.91	$35.27
2017	7	54,165	1.61%	$1,668,624	$30.81	$32.29	7	56,973	2.11%	$2,296,584	$40.31	$32.05
2018	8	132,595	3.94%	$4,142,544	$31.24	$32.51	5	61,523	2.27%	$2,112,288	$34.33	$32.93
Thereafter	6	60,110	1.79%	$2,182,680	$36.31	$41.19	12	1,498,531	55.39%	$53,950,176	$36.00	$38.84

	335	3,365,055	100.00%	$101,205,072	$30.08	$32.50	167	2,705,419	100.00%	$94,040,064	$34.76	$36.07

(1) Includes month to month holdover tenants that expired prior to 3/31/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2009	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	96.7	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	93.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	75.7	$192,000,000
2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	91.8	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	95.4	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.4	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	95.4	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.7	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	97.2	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	97.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	92.6	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	98.6	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		97.2	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	89.6	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	99.1	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		92.6	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	98.7	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	97.6	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01 the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price.

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2009	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	93.5	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.3	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	88.6	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	97.6	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	71.3	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	81.1	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	17.5	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	83.0	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2009	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	77.7	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	54.8	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	54.8	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Nick Pirsos	(212) 231-2457	nick.pirsos@macquarie.com
Bank of America - Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.